ASSIGNMENT OF CONSTRUCTION PERMITS

THIS ASSIGNMENT OF CONSTRUCTION PERMITS (this "Assignment") is made as of January 19, 2006 by Dean M. Mosely, an individual residing in the State of Louisiana ("Assignor") to Village Broadcasting Corp. ("Assignee").

This Assignment is made pursuant to that certain Construction Permits Purchase Agreement (the "Agreement") dated October 13, 2005 between Assignor and Longfoot Communications Corp., a Delaware corporation (predecessor to Assignee) with respect to construction permits for the following low power television stations (the "Stations"):

K38IH, Winslow, Arizona (Facility ID #126615)
W51DP, Gladstone, Michigan (Facility ID #127428)
K46IA, Big Sky, Montana (Facility ID #127477)

The Federal Communications Commission has authorized the assignment of the Construction Permits from Assignor to Assignee.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and pursuant to the Agreement, Assignor does hereby assign to Assignee the Construction Permits and all rights and interests of Assignor thereunder (including without limitation all rights in and to the Stations' call letters), together with any renewals and extensions thereof, free and clear of all liens, claims and encumbrances.

This Assignment is made pursuant to (and does not modify) the Agreement, which contains certain representations, warranties and covenants regarding the Construction Permits. Capitalized terms used herein and not defined shall have the respective meanings set forth in the Agreement.

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SIGNATURE PAGE TO ASSIGNMENT OF CONSTRUCTION PERMITS

IN WITNESS WHEREOF, Assignor has duly executed this Assignment as of the date first set forth above.

Dean M. Mosely

Dean M. Mosely, an individual